UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

INMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-39685	98-1428279
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1445 – 885 West Georgia Street
 Vancouver, British Columbia, Canada V6C 3E8
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 669-7207

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2026, InMed Pharmaceuticals Inc. (the "Company") received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") notifying it that the closing bid price of the Company's common shares over a period of 30 consecutive trading days was below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) during the February 11, 2026 to March 26, 2026 period.

In accordance with applicable Nasdaq procedures, the Company has a period of 180 calendar days following the receipt of the written notice mentioned above to cure the deficiency and regain compliance. The notice has no immediate impact on the listing of the Company's common shares, which will continue to trade on The Nasdaq Capital Market subject to the Company's continued compliance with the other listing requirements of The Nasdaq Capital Market. The common shares of the Company will continue to trade under the symbol "INM". The Company intends to monitor the closing share price for its common shares and explore available options to regain compliance.

In the event the Company does not evidence compliance with the minimum bid price requirement during the 180-day grace period, the Company may be eligible for an additional 180 calendar day grace period.  To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary, to Nasdaq. If it appears to the staff of Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Company will not be entitled to an additional 180 calendar days grace period and Nasdaq sill provide notice to the Company that its securities will be subject to delisting. If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, it is expected that Nasdaq would notify the Company that its common shares are subject to delisting. If the Company is notified by Nasdaq that its securities are subject to delisting, the Company may appeal such determination to a Nasdaq Hearings Panel (the "Panel") but the Company's securities would be automatically suspended from trading on Nasdaq pending the completion of the appeal process. There can be no assurance that any such appeal would be successful or that the Company would be able to evidence compliance with the terms of any extension that may be granted by the Panel.

On March 27, 2026, the Company issued a press release announcing its receipt of the written notice from the Listing Qualifications Department of Nasdaq described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: March 27, 2026	By:	/s/ Eric A Adams
Eric A Adams President & CEO